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                                   EXHIBIT 23



[KPMG PEAT MARWICK LLP LETTERHEAD]




                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Fortis Advantage Portfolios, Inc.
Fortis Growth Fund, Inc.
Fortis Fiduciary Fund, Inc.
Fortis Equity Portfolios, Inc.:

We consent to the use of our report incorporated herein by reference and the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Counsel; Accountants" in Part B of the Registration Statement.





KPMG Peat Marwick LLP


Minneapolis, Minnesota
October 16, 1995